CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    As independent public accountants, we hereby consent to the incorporation by reference in this Regis-tration Statement (No. 33-53467) on Form S-8 of North Fork Bancorporation, Inc. of our report dated January 31, 1996, with respect to the balance sheets of Extebank as of December 31, 1995 and 1994, and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 1995 and 1994, which report is incorporated by reference in the Form 8-K of North Fork Bancorporation, Inc. dated March 15, 1996.

                                          /s/ Arthur Andersen LLP
                                          -----------------------

          New York, NY
          May 30, 1996